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                                                                     Exhibit 5.1

                                  May 31, 2001




Tellium, Inc.
2 Crescent Place
P.O. Box 901
Oceanport, New Jersey  07757-0901


Ladies and Gentlemen:

         We have acted as special counsel for Tellium, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") of 31,995,282 shares of the Company's common stock, par value $0.001 per share, including (a) 23,963,566 shares issuable upon exercise of options that have been granted under the Company's Amended and Restated 1997 Employee Stock Incentive Plan (the "1997 Plan"), (b) 6,898,756 shares issuable upon exercise of options that have been or may be granted under the Company's 2001 Stock Incentive Plan, (c) 175,000 shares issuable upon exercise of options granted under Director Stock Option Agreements, (d) 75,000 shares issuable upon exercise of options granted under Consultant Option Agreements (together with the shares described in clauses (a) through (c) above, the "Option Shares"), and (e) 882,960 shares (the "Outstanding Shares") issued under the 1997 Plan, Restricted Stock Agreements, Consultant Option Agreements and a Director Stock Option Agreement. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy or such assumptions or items relied upon.

         This opinion is delivered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

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Tellium, Inc.
May 31, 2001
Page 2


         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials, officers or other representatives of the Company and its subsidiaries and other persons and such other documents and (iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. The Outstanding Shares have been validly issued, fully paid and nonassessable.

         2. The Option Shares, when issued, delivered and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with any plan and/or agreement applicable to such shares, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of this Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

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Tellium, Inc.
May 31, 2001
Page 3

                             Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                             By:  /s/ LANAE HOLBROOK
                                 ----------------------------------------------
                                 Lanae Holbrook